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                                                                EXHIBIT 10.16



THIS WARRANT CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE THE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), AND NEITHER THIS WARRANT CERTIFICATE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND THE HOLDER HAS OBTAINED THE PRIOR WRITTEN CONSENT OF THE COMPANY WITH RESPECT THERETO.


                        EXERCISABLE ON OR AFTER APRIL 14, 1997
                 UNTIL 5:00 P.M. NEW YORK TIME ON JANUARY 15, 1999,
                                 SUBJECT TO EXTENSION



No. NF-1                                                        100,000 Warrants


                        TECHNOLOGY FLAVORS & FRAGRANCES, INC.

                (Incorporated Under the Laws of the State of Delaware)

                     WARRANT CERTIFICATE REPRESENTING WARRANTS TO
                           PURCHASE SHARES OF COMMON STOCK
                                  AT $2.40 PER SHARE



    This certifies that, for value received, NORTH FORK BANK (the "Holder"), upon the exercise of this Warrant Certificate in accordance with the provisions of Section 6.2 of the Purchase Agreement (as defined below) and the terms hereof, shall receive, subject to the terms and conditions herein set forth, a certificate for one fully paid and non-assessable share of Common Stock, par value $.01 per share ("Common Stock"), of TECHNOLOGY FLAVORS & FRAGRANCES, INC. (the "Company") upon payment of the Applicable Exercise Price, as defined below, for each of the Warrants represented hereby which is then exercised in accordance with the terms hereof, provided, that, this Warrant Certificate shall be so surrendered after the date hereof and prior to 5:00 P.M., New York time, on January 15, 1999, subject to extension as provided below (such date after which the Warrants represented by this Warrant Certificate are no longer exercisable being referred to herein as the "Expiration Date"). Subject to adjustment as provided in Section 6.4 of the Purchase Agreement, the Applicable Exercise Price payable to the Company upon the exercise of each Warrant (referred to herein as the "Applicable Exercise Price") shall be $2.40 per share of Common Stock and shall be payable in cash or by certified check, concurrently with the Holder's delivery to the Company of the Holder's written notice to exercise.

    In the event the Company extends the maturity date of the Consolidated, Modified Revolving Credit Note due January 15, 1999, in the principal amount of $5,500,000 (the "Note"), beyond January 15, 1999, the Expiration Date shall be automatically extended to the maturity date of the Note, as extended, provided that the Expiration Date shall in no event be later than April 14, 2002.

    At any time during the period from April 14, 1998 to 5:00 P.M., New York time, on August 14, 1998 (the "Mandatory Redemption Period"), upon the written request of the Holder (the "Mandatory Redemption Notice"), the Company shall purchase from the Holder all of the Warrants represented by this Warrant Certificate, which in the aggregate represent the right to receive 100,000 shares of Common Stock, at a purchase price equal to $20,000 (the "Mandatory Redemption Price") provided that such Mandatory Redemption Notice is received by the Company during the Mandatory Redemption Period in accordance with Section 21(d) of the Purchase Agreement. The Mandatory Redemption Price assumes that none of the Warrants have been exercised by the Holder and shall be reduced in proportion to the amount of Warrants exercised by the Holder or purchased by the Company prior to the Mandatory Redemption Notice to fairly protect the intent and purposes of this paragraph.

    At any time during the period from April 14, 1997 to April 14, 1998 (the "Company Redemption Period"), the Company shall have the right, but not the obligation, to redeem warrants representing the right to purchase 50,000 shares of Common Stock for $20,000 (the "Company Redemption Price").

    This Warrant Certificate is entitled to the benefits of, and shall be governed by, those provisions of Sections 6.2, 6.4, 6.5, 6.6, 6.7, 12, 13, 16, 17, and 19 of the Purchase Agreement, dated October 17, 1996, between the Company and the Purchasers named in such Purchase Agreement (the "Purchase Agreement") which are applicable to the Warrants represented by this Warrant Certificate; it being the express intention of the Company and the Holder that, except as otherwise provided herein or where the context otherwise requires, the terms and provisions of such sections shall apply to the Warrants represented by this Warrant Certificate as if such Warrants were included in the definition of "Warrants" in the Purchase Agreement. Notwithstanding the foregoing, to the extent that the terms and provisions of this Warrant Certificate are inconsistent with those contained in the applicable provisions of the Purchase Agreement, the terms and provisions of this Warrant Certificate shall govern. Reference is hereby made to the Purchase Agreement for a more complete statement of the rights and limitations of the registered holder hereof. A copy of the Purchase Agreement is on file at the principal executive offices of the Company. The Holder of this Warrant Certificate, by accepting the same, agrees to and shall be bound by the applicable provisions of the Purchase Agreement as provided herein. Notwithstanding anything to the contrary, this Warrant Certificate shall not be sold, transferred, assigned or hypothecated without the written consent of the Company.

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    Each Warrant is convertible into Common Stock in the manner, and upon those applicable terms and conditions, including, without limitation, anti-dilution provisions, provided in the Purchase Agreement or the terms hereof.

    This Warrant Certificate is delivered in, and shall be construed and enforced in accordance with and governed by, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

    The Company may treat the person in whose name this Warrant Certificate is registered as the owner and holder of this Warrant Certificate for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of Section 12 of the Purchase Agreement regarding the issuance of a new Warrant or Warrants).

    The validity of this Warrant Certificate and the shares of Common Stock issuable upon the exercise hereof is subject to the written consent of the Toronto Stock Exchange ("TSE"). The Company agrees to use its reasonable efforts to obtain such consent. In the event the Company fails to obtain the written consent of the TSE for the issuance of the Warrant Certificates and the shares of Common Stock upon the exercise thereof, the Company and the Holder agree to enter into a new arrangement which reflects the intents and purposes of this Warrant Certificate.

    This Warrant Certificate is being issued to the Holders in connection with that certain Waiver and Amendment, dated April 7, 1997, between the Company and North Fork Bank.


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    IN WITNESS WHEREOF, TECHNOLOGY FLAVORS & FRAGRANCES, INC. has caused this
Warrant Certificate to be dated, executed and issued on its behalf by its officer thereto duly authorized.

Dated:   April    , 1997
               ---


                        TECHNOLOGY FLAVORS & FRAGRANCES, INC.


                        By:
                             --------------------------------------
                             Name:
                             Title:



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